Exhibit 99.1

Gordon Pointe Acquisition Corp. Provides Update on Proposed Business Combination with HOF Village, LLC

NEW YORK and NAPLES, Fla., March 20, 2020 /PRNewswire/ -

Gordon Pointe Acquisition Corp. (Nasdaq: GPAQ) (“GPAQ”) and HOF Village, LLC (“HOFV”) today updated investors about their proposed business combination and the related special meeting of GPAQ shareholders.

As previously disclosed, on March 10, 2020, GPAQ and HOFV entered into an amendment to the definitive Merger Agreement to merge HOF Village Newco, LLC, a subsidiary of HOFV that will hold all of HOFV's operations, with and into GPAQ Acquisition Holdings, Inc., a wholly-owned subsidiary of GPAQ (“Holdings”).

The amendment, among other things, amends the terms of the Merger Agreement by providing that, upon completion of the proposed business combination, GPAQ stockholders who do not exercise their redemption rights will receive 1.421333 shares of Holdings common stock to replace each one of their existing shares of GPAQ Class A common stock. Current holders of GPAQ’s founder shares, including Gordon Pointe Management, LLC (the “Sponsor”), will continue to receive one share of Holdings common stock to replace each one of their existing founder shares. Further, the Sponsor has agreed to cancel up to 1,185,741 of its founder shares. The outstanding GPAQ warrants, by their terms, will be cancelled and exchanged for Holdings’ warrants to purchase 1.421333 shares of Holdings common stock per warrant.

The foregoing amendments are intended to enhance the economic return to those GPAQ stockholders who do not exercise their redemption rights and who continue as stockholders of Holdings post-closing, which GPAQ’s management determined to be necessary and appropriate in response to recent market conditions.

A full description of the proposed business combination is contained in GPAQ’s Amendment No. 2 to definitive proxy statement dated March 19, 2020 (the “Amended Proxy Statement”), which will be mailed to shareholders of record as of a new to-be-determined record date, as discussed below. The Amended Proxy Statement amends and replaces, in its entirety, the original proxy statement which was filed with the U.S. Securities and Exchange Commission on February 14, 2020 and mailed to shareholders on or about February 26, 2020. GPAQ shareholders are urged to read the Amended Proxy Statement in place of the original proxy statement.

Special Meeting to Approve the Business Combination – New Record and Meeting Dates

In order to allow GPAQ and HOFV additional time to satisfy the conditions to closing set forth in the Merger Agreement, the special meeting of GPAQ stockholders to approve the proposed business combination, which was originally scheduled to be held on March 25, 2020, has been postponed and will now be held in early May 2020 (the “Special Meeting”), on the assumption that the proposed 45-day extension to the deadline for GPAQ to complete its initial business combination will be approved by its shareholders at its March 30, 2020 special meeting. GPAQ will also be setting a new record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. The deadline for stockholders to exercise conversion rights with respect to their shares of Class A common stock in connection with the Special Meeting will be correspondingly extended to two business days before the rescheduled Special Meeting. As a precaution due to the outbreak of Coronavirus Disease 19 (COVID-19), we are planning for the possibility that the Special Meetting may be held only through remote communication. We will issue a press release with the new meeting date and record date, together with details about how to participate.

About HOF Village, LLC

Johnson Controls Hall of Fame Village, a development of HOF Village, LLC is a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame's campus in Canton, Ohio. It provides a themed sports, entertainment and media venue to capitalize on the popularity and fandom associated with professional football and its legendary players. HOF Village, LLC was founded by the Pro Football Hall of Fame through its wholly owned, for profit subsidiary Hall of Fame Village, Inc. and Industrial Realty Group, LLC.

About Gordon Pointe Acquisition Corp.

GPAQ is a special purpose acquisition company formed by Mr. James Dolan. GPAQ raised $125 million in its initial public offering in January of 2018. Additional information can be found at www.gordonpointe.com.

Forward-Looking Statements

Certain statements made herein are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include timing of the proposed merger; the business plans, objectives, expectations and intentions of the parties once the transaction is complete, and GPAQ's and HOFV’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities, relating to the acquired business. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the impact of the Coronavirus on GPAQ and HOFV, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed transaction contemplated thereby; the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of GPAQ or other conditions to closing in the Merger Agreement; the outcome of any legal proceedings that have been, or will be, instituted against GPAQ or other parties to the Merger Agreement following announcement of the Merger Agreement and transactions contemplated therein; the ability of GPAQ and/or Holdings to meet NASDAQ listing standards following the merger and in connection with the consummation thereof; the failure to obtain the financing arrangements necessary to complete the development of the project; the failure to achieve the assumptions underlying certain of the financial projections included within the investor presentation including, among others, securing the timely financing for, and achieving construction of, the second phase of the project within assumed time and financial budget, and achieving expected attendance and occupancy rates; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the announcement of the Merger Agreement and consummation of the transaction described therein; costs related to the proposed merger and the impact of the substantial indebtedness to be incurred to finance the consummation of the merger; changes in applicable laws or regulations; the ability of the combined company to meet its financial and strategic goals, due to, among other things, competition, the ability of the combined company to grow and manage growth profitability, maintain relationships with customers and retain its key employees; the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by GPAQ and Holdings.

Additional Information about the Transaction and Where to Find It

This communication is being made in respect of the proposed business combination between GPAQ and HOFV. In connection with the proposed business combination, GPAQ has filed with the SEC a proxy statement and Holdings has filed a registration statement on Form S-4, as amended, which includes a definitive proxy statement/final prospectus, which definitive proxy statement will be mailed to stockholders of GPAQ as of a new to-be-determined record date. Before making any voting or investment decision, shareholders of GPAQ are urged to carefully read the definitive proxy statement/final prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about GPAQ, Holdings, HOFV and the proposed business combination. Stockholders will also be able to obtain copies of the registration statement and proxy statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Gordon Pointe Acquisition Corp., 780 Fifth Avenue South, Naples, FL 34102.

Participants in the Solicitation

GPAQ, Holdings, HOFV, HOF Village Newco, LLC and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of GPAQ stockholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests in GPAQ's directors and officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 10, 2020, and also in Holdings’ Post-Effective Amendment No. 2 to Registration Statement on Form S-4, as amended, which includes a definitive proxy statement/final prospectus of GPAQ, which was filed with the SEC on March 18, 2020.

No Offer or Solicitation

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

For Information, Contact:

HOF Village LLC or Gordon Pointe Investor Inquiries

Jacques Cornet, (646) 277-1285

Jacques.Cornet@icrinc.com

or

Will Swett, (646) 677-1818

Will.Swett@icrinc.com

3